                                                                EXHIBIT 13(d)(6)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

              Quarterly Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

For the quarter ended June 30, 1996           Commission file number 0-12047
                      -------------                                  -------



                             UNITED OKLAHOMA BANKSHARES, INC.
                  (Exact name of registrant as specified in its charter)

            Oklahoma                                              73-0969432
 -----------------------------------------------  --------------------------------------------
   (State or other jurisdiction of                              (I.R.S. Employer
   incorporation or organization)                               Identification No.)

             4600 S.E. 29th Street
             Del City, Oklahoma                                   73115
             ------------------                    --------------------------------------------
     (Address of principal executive offices)                    Zip Code


      Registrant's telephone number, including area code         (405) 677-8711
                                                             ---------------------------


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by. section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                         [X]Yes        No[ ]



As of April 30, 1996, 2,532,237 shares of the registrant's common stock, par value $1.00 per share, were outstanding.

                        PART I. FINANCIAL INFORMATION

ITEM I.  Financial Statements

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands except earnings per share)

                                                          SIX MONTHS ENDED             THREE MONTHS ENDED
                                                              JUNE 30,                      JUNE 30,
                                                          ----------------             -------------------

                                                          1996        1995              1996         1995

                                                            (Unaudited)                 (Unaudited)

Interest income:

     Interest and fees on loans                           $2,342       1,962            1170            987

     Interest on federal funds sold                           91          99              42             50

     Interest on securities                                  801         873             398            439
                                                          -------------------------------------------------
         Total interest income                             3,234       2,934            1610           1476
                                                          -------------------------------------------------
Interest Expense:

     Interest on deposits                                  1,243       1,257             611            648

     Interest on long-term debt                               --          --              --             --
                                                          -------------------------------------------------
         Total interest expense                            1,243       1,257             611            648
                                                          -------------------------------------------------
         Net interest income                               1,991       1,677             992            828

Provision for loan losses                                    354         149             270             76
                                                          -------------------------------------------------
         Net interest income after provision for           1,637       1,528             729            752
         loan losses
                                                          -------------------------------------------------
Non-interest income:
                                                          -------------------------------------------------
     Service charges on deposits                             394         381             203            193
                                                          -------------------------------------------------
     Other service charges and fees, net                     122         117              66             73
                                                          -------------------------------------------------
     Securities gains                                         --          --              --             --
                                                          -------------------------------------------------
         Total non-interest income                           516         498             269            266
                                                          -------------------------------------------------
Non-interest expense:
                                                          -------------------------------------------------
     Salaries and employee benefits                        1,024         920             469            457
                                                          -------------------------------------------------
     Occupancy expense, net                                  115         105              58             52
                                                          -------------------------------------------------
     Other real estate owned                                   2           9              --              9
                                                          -------------------------------------------------
     Other                                                   549         539             364            257
                                                          -------------------------------------------------
         Total non-interest expenses                       1,690       1,573             891            775
                                                          -------------------------------------------------

                                                          -------------------------------------------------
         Income before income taxes                          463         453             107            243
                                                          -------------------------------------------------
Income tax expense                                            95         101              (2)            60
                                                          -------------------------------------------------
         Net income                                       $  368         352             109            183
                                                          -------------------------------------------------
Earnings per share**                                      $ 0.07        0.06            0.01           0.03
                                                          -------------------------------------------------
Average outstanding commons shares                         2,532       2,532            2532           2532
                                                          =================================================


** Earnings per share is calculated on year-to-date net income less the unpaid year-to-date preferred stock dividends. Preferred stock dividends accrue at $98,000 per quarter. See the Consolidated Balance Sheet, Stockholder Equity section for the number of authorized shares outstanding and total cumulated unpaid dividends.

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)

                                                                                         JUNE 30,        DECEMBER 31,
                                                                                           1996             1995
                                                                                           ----             ----
                                                                                                (In thousands)
ASSETS
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . .                      $  3,427              2,584
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . .                         2,875              6,300
Investment securities . . . . . . . . . . . . . . . . . . . . . . .                        27,820             28,800
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        48,181             44,144
     Unearned discounts . . . . . . . . . . . . . . . . . . . . . .                            --                 (2)
     Allowance for loan losses. . . . . . . . . . . . . . . . . . .                          (872)              (538)
                                                                                         ---------------------------
         Loans, net . . . . . . . . . . . . . . . . . . . . . . . .                        47,309             43,604

Property and equipment, net . . . . . . . . . . . . . . . . . . . .                         3,775              3,880
Other real estate . . . . . . . . . . . . . . . . . . . . . . . . .                            47                 63
Accrued interest receivable . . . . . . . . . . . . . . . . . . . .                           612                589
Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . .                            91                 93
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .                           319                158
                                                                                         ---------------------------
                                                                                         $ 86,275             86,071
                                                                                         ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Interest bearing . . . . . . . . . . . . . . . . . . . . . . .                      $ 58,803             60,975
     Non-interest bearing . . . . . . . . . . . . . . . . . . . . .                        17,829             15,295
                                                                                         ---------------------------
         Total deposits                                                                    76,632             76,270
                                                                                         ---------------------------
Securities sold under repurchase agreement. . . . . . . . . . . . .                            --                 --
Deferred taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .                         1,170              1,209
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .                           453                769
                                                                                         ---------------------------
         Total liabilities  . . . . . . . . . . . . . . . . . . . .                        78,255             78,248
                                                                                         ---------------------------

Commitments and contingencies . . . . . . . . . . . . . . . . . . .                            --                 --
Stockholders' equity:
     Preferred stock, 9% cumulative, nonvoting $30 par value, redeemable at the
       Company's option at par plus cumulative unpaid dividends. Cumulative unpaid preferred dividends amount to $4,214,620 or $29.03 per share at
       June 30, 1996. Authorized 150,000 shares; issued and outstanding 145,199 shares in 1996 and 1995  . . . . . . . . . . . . . . . . . .
                                                                                            4,356              4,356
     Class B preferred stock, $1 par value.  Authorized                                        --                 --
       500,000 shares; none issued or outstanding
     Common stock, $1 par value.  Authorized 10,000,000
       shares; issued 2,805,385 in 1996 and 1995                                            2,805              2,805
     Additional paid-in capital . . . . . . . . . . . . . . . . . .                         7,358              7,358
     Accumulated deficit  . . . . . . . . . . . . . . . . . . . . .                        (5,172)            (5,540)
     Net unrealized holding loss on investment securities
       available for sale, net of deferred taxes  . . . . . . . . .                          (230)               (59)
                                                                                         ---------------------------
                                                                                            9,117              8,920
     Less cost of common stock held in treasury (273,148
       shares in 1996 and 1995) . . . . . . . . . . . . . . . . . .                        (1,097)            (1,097)
                                                                                         ---------------------------
         Net stockholders' equity . . . . . . . . . . . . . . . . .                         8,020              7,823
                                                                                         ---------------------------
                                                                                         $ 86,275             86,071
                                                                                         ===========================

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (Unaudited)

                                                                           JUNE 30,  DECEMBER 31,
                                                                            1996        1995
                                                                              (In thousands)
Preferred stock:

     Balance at beginning and end of year . . . . . . . . . . . . . . . .    $ 4,356      4,356
                                                                             ------------------

Common stock:

     Balance at beginning and end of year . . . . . . . . . . . . . . . .      2,805      2,805
                                                                             ------------------

Additional paid-in capital:

     Balance at beginning and end of year . . . . . . . . . . . . . . . .      7,358      7,358
                                                                             ------------------

Accumulated deficit:

     Balance at beginning of year                                             (5,540)    (6,315)
     Net income . . . . . . . . . . . . . . . .  . . . . . . . . . . . .         368        775
                                                                             ------------------

     Balance at end of year  . . . . . . . . . . . . . . . . . . . . . .      (5,172)    (5,540)
                                                                             ------------------

Net unrealized holding gain (loss) on investment securities available for sale:

     Balance at beginning of year. . . . . . . . . . . . . . . . . . . .         (59)      (158)
     Implementation of change in accounting for investment                        --         --
         securities, net of deferred taxes . . . . . . . . . . . . . . .
     Change in net unrealized holding gain (loss) on                            (171)        99
         investment securities available for sale, net of
         deferred taxes . . . . . . . . . . . .  . . . . . . . . . . . .
                                                                             ------------------
     Balance at end of year . . . . . . . . . .  . . . . . . . . . . . .        (230)       (59)

Treasury stock:

     Balance at beginning and end of year . . .  . . . . . . . . . . . .      (1,097)    (1,097)
     Purchase stock . . . . . . . . . . . . . .  . . . . . . . . . . . .          --         --
                                                                             ------------------

     Balance at end of year . . . . . . . . . .  . . . . . . . . . . . .      (1,097)    (1,097)

         Net stockholders' equity . . . . . . .  . . . . . . . . . . . .     $ 8,020      7,823
                                                                             ==================

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                                THREE MONTHS ENDED
                                                                      JUNE 30
                                                                   1996       1995
                                                                ------------------
                                                                  (In thousands)
Cash flows from operating activities:
     Net Income . . . . . . . . . . . . . . . . . . . . . .     $   368        352
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Depreciation . . . . . . . . . . . . . . . . . . .         209        206
         Provision for loan losses  . . . . . . . . . . . .         354        149
         Provision for market decline-other real estate . .           2          9
         Amortization of intangibles. . . . . . . . . . . .          --         74
         Amortization of premium, accretion of discounts, net        47         38
         Gain on sale of securities . . . . . . . . . . . .          --         --
         (Increase) decrease in interest payable  . . . . .        (162)       142
         (Increase) decrease in interest receivable . . . .         (23)        38
         (Increase) decrease in other assets  . . . . . . .        (141)        23
         Decrease in deferred income taxes  . . . . . . . .         (39)       (17)
         Decrease in other liabilities. . . . . . . . . . .        (329)        (7)
                                                                ------------------
             Total adjustments  . . . . . . . . . . . . . .         (82)       655
                                                                ------------------

Net cash provided by operating activities . . . . . . . . .         286      1,007
                                                                ------------------

Cash flows from investing activities:
     Proceeds from principal payments on mortgage backed
         securities . . . . . . . . . . . . . . . . . . . .       1,443        764
     Proceeds from maturities of securities . . . . . . . .          --        235
     Purchase of securities . . . . . . . . . . . . . . . .        (510)    (1,534)
                                                                ------------------

     Net (increase) decrease in loans . . . . . . . . . . .      (4,059)       814
                                                                ------------------

     Capital expenditures . . . . . . . . . . . . . . . . .        (104)      (110)
                                                                ------------------

Net cash used in investing activities . . . . . . . . . . .      (3,230)       169
                                                                ------------------
Cash flows from financing activities:
     Net increase in interest bearing and non-interest
     bearing demand deposits, savings and certificates of
     deposit  . . . . . . . . . . . . . . . . . . . . . . .         362      3,734
                                                                ------------------
     Repayment of short-term debt . . . . . . . . . . . . .          --     (1,500)
                                                                ------------------

Net cash provided by financing activities . . . . . . . . .         362      2,234

Net increase in cash  and cash equivalents. . . . . . . . .      (2,582)     3,410
Cash and cash equivalents at beginning of period  . . . . .       8,884      2,440
Cash and cash equivalents at end of period. . . . . . . . .     $ 6,302      5,850

Net unrealized holding loss on investment securities  . . .         230         89
   available for sale, net of deferred tax
                                                                ==================

              UNITED OKLAHOMA BANKSHARES, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED QUARTERLY FINANCIAL INFORMATION
                                 (UNAUDITED)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of United Oklahoma Bankshares, Inc. (the "Company") and its subsidiaries conform to generally accepted accounting principles and practices within the banking industry. The following represent the more significant of those policies and practices.

         Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all wholly owned, after elimination of all significant intercompany accounts and transactions.

         SECURITIES

The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115), AT January 1, 1994. Under Statement 115, the Company classified its debt and marketable equity securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. No investment securities within the portfolio are considered trading. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in held to maturity are classified as available for sale.

ITEM 2.
              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND OPERATING RESULTS

Results of Operations-Quarter Ended June 30, 1996

The following discussion and analysis is designed to provide a better understanding of the significant factors related to the Company's results of operations, financial condition, liquidity and capital resources (including its subsidiary bank, United Bank (UB) and its non-bank subsidiaries). Management is unaware of any trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the Company's operations.

OVERVIEW

Net income for the first quarter of 1996 was approximately $109,000, compared to $183,000 for the first quarter of 1995. The before tax income for the first quarter of 1996 was $107,000 compared to $243,000 for the first quarter of 1995. Earnings per share reflected income of $0.07 at June 30, 1996 compared to income of $0.06 per share at June 30, 1995. Earnings per share is calculated on year-to date net income less the unpaid year-to date preferred stock dividends. Unpaid preferred stock dividends accrue AT $98,000 per quarter.

NET INTEREST INCOME

Net interest income was $1,991,000 for the six months ended June 30, 1996 compared to $1,677,000 for the same period in 1995, representing an increase of $314,000 or 19%. The volume of average earning assets increased $4,415,000 while average interest bearing liabilities increased $853,000 between June 30, 1995 and 1996. The yield on average earning assets increased 19 basis points from June 30, 1995 to June 30, 1996 while the rate paid on average interest bearing liabilities increased 10 basis points during the same time period resulting in an increase in the spread between the yield on earning assets and rate paid on interest bearing liabilities of 9 basis points.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses was approximately $872,000 at June 30, 1996 compared to $538,000 at December 31, 1995 and $569,000 at June 30, 1995. As a percentage of loans, the allowance for loan losses was 1.81%, 1.23% and 1.39% at June 30, 1996, December 31, 1995 and June 30, 1995 respectively.

SECURITIES

The Company has designated securities as "Held to maturity" or "Available for sale". A comparison of recorded value and market value of securities is as follows (in thousands):

                                                             JUNE 30, 1996
                                                 ---------------------------------------
                                                                                ESTIMATED
Held to maturity:                               AMORTIZED UNREALIZED UNREALIZED  MARKET
                                                   COST      GAINS     LOSSES     VALUE

State & municipals .............................. $   786        13        (4)       795

Total "Held to maturity" securities .............     786        13        (4)       795
                                                  ======================================
Available for sale:

U.S. Treasury securities ........................ $ 2,093         4       (20)     2,077
Mortgage-backed securities ......................  16,256        33      (322)    15,967
State & municipals ..............................   9,066        16      (130)     8,990
                                                  --------------------------------------

Total "Available for sale" securities............ $27,415        53      (472)    27,034
                                                  ======================================

NON-PERFORMING ASSETS

Non-performing assets, including other real estate, totalled $303,000 at June 30, 1996, an decrease of $56,000 from December 31, 1995.

The following table sets forth such loans and other real estate at the dates indicated:

                                                           JUNE 30,         DECEMBER 31,          JUNE 30,
                                                            1996               1995                 1995
                                                        ----------------- ----------------- ----------------
                                                                        (Dollars in thousands)

Non-accrual loans ...................................          256               184                   102
                                                              --------------------------------------------
Loans contractually past due 90 days or more ........           --                --                    --
                                                              --------------------------------------------
     Total non-performing loans .....................          256               184                   102
                                                              --------------------------------------------
Other real estate ...................................           47                63                   171
                                                              --------------------------------------------
     Total non-performing assets ....................          303               247                   273
                                                              ============================================

Non-performing loans to total loans .................         0.53%             0.42%                 0.24%

CAPITAL AND LIQUIDITY

The Company's primary capital totalled $8,892,000 and $8,361,000 at June 30, 1996 and December 31, 1995, respectively. Equity capital totalled $8,020,000 and $7,823,000 at June 30, 1996 and December 31, 1995, respectively. The Company's ratio of primary capital and equity capital to assets are as follows:

                                                              JUNE 30, 1996  DECEMBER 31, 1995
                                                              -------------  -----------------
                   Company's primary capital to assets ratio      10.20%         10.13%
                   Company's equity capital to assets ratio        9.29           9.54

UB's primary capital totalled $8,834,000 and $8,308,000 at June 30, 1996 and December 31, 1995 respectively. Equity capital totalled $7,962,000 and $7,770,000 at June 30, 1996 and December 31, 1995 respectively. UB's ratio of primary capital and equity capital to assets are as follows:

                                                               JUNE 30, 1996   DECEMBER 31, 1995
                                                               -------------   -----------------
                  UB's primary capital to assets ratio             10.14%         10.07%
                  UB's equity capital to assets ratio               9.23           9.48

UB is subject to certain regulatory capital regulations which require the maintenance of certain levels of capital as a percentage of risk-adjusted assets. These regulations define capital as either core capital (Tier 1) or
 .supplementary capital (Tier 2). Core capital consists primarily of common shareholders' equity, while supplementary capital is comprised of preferred stock, certain debt instruments, and a portion of the allowance for loan losses. At December 31, 1995, the required core capital was 4.00% and total risk-based capital was 8.00%. UB's core and total risk-based capital exceed regulatory guidelines at June 30, 1996 and December 31, 1995 respectively, and are as follows:

                                                               JUNE 30, 1996   DECEMBER 31, 1995
                                                               -------------   -----------------
                   Tier 1 capital (core)                            13.68%         14.29%
                   Tier 2 capital (total risk-based)                15.38          15.28

ACCOUNTING STANDARDS ADOPTED

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived assets and for long-lived assets to be disposed of." The Company adopted this statement in January 1, 1996. The impact of this statement does not have a material effect on the Company's consolidated financial statements.

                          PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

The Company and its subsidiaries are not defendants in any legal proceedings.

ITEM 2.  CHANGES IN SECURITIES

         None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

         None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS

         None

ITEM 5.  OTHER INFORMATION

         None

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

         a.       Exhibits:

                  None

         b.       None

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              UNITED OKLAHOMA BANKSHARES, .INC.
                                              Registrant

DATE: -------------------------               ---------------------------------
                                              GEORGE N. COOK, JR.
                                              Chairman of the Board

                                              ---------------------------------
                                              JUNE A. O'STEEN
                                              Principal Accountant
                                     -12-